Exhibit 99.1

BioTime Reports Interim Results on Renevia™ Clinical Safety Trial

- Enrollment completed in first safety study of Renevia™ for dermatological applications -

- Two weeks following administration, Renevia™ appears safe and well tolerated with no serious unexpected adverse events observed to date -

ALAMEDA, Calif.--(BUSINESS WIRE)--October 28, 2013--BioTime, Inc. (NYSE MKT: BTX), today announced that William Tew, Ph.D., BioTime’s Chief Commercial Officer will provide an update on the development of Renevia™ at an investor meeting in New York City. In his presentation, Dr. Tew will announce that enrollment in a safety trial evaluating Renevia™, a proprietary injectable matrix designed to facilitate the stable engraftment of transplanted cells, is complete.

The ten healthy volunteers each received one subcutaneous injection of Renevia™ without cells. The primary objective of the trial is to determine the safety, tolerability, and acceptance of Renevia™ without cells as determined by monitoring subjects for any post-treatment reactions. Examinations of the subjects after they received Renevia™ injections have shown that Renevia™ was well-tolerated by all subjects with no serious adverse events or subject withdrawals. A final check of the enrolled subjects for adverse events will be made four weeks after the injection.

The Renevia™ safety study was initiated on October 7, 2013 at The Stem Center (www.stem-center.com) in Palma de Mallorca, Spain, an innovative patient therapy center, laboratory, and professional research facility located within the world-class hospital Clinica USP Palmaplanas in Palma. The Medical Director of the Center is Dr. Ramon Lull, MD, PhD, a leading expert on advanced regenerative therapies based on adipose technology. The Stem Center is owned and operated by the GID Group, Inc., Louisville, CO, USA.

Subsequent clinical studies are planned to document the efficacy of Renevia™ as a delivery matrix for adipose cells to restore normal skin contours in patients where the subcutaneous adipose tissue has been lost to lipoatrophy, beginning with HIV related facial lipoatrophy. Lipoatrophy is a localized loss of fat beneath the skin. Lipoatrophy is often a consequence of the normal aging process where the loss of fat in the cheeks or the back of the hands contributes to an aged appearance, but lipoatrophy can also be associated with trauma, surgery, and diseases, and is frequently suffered by HIV patients being treated with anti-viral drugs. According to published estimates, at least several hundred thousand patients in Europe, and a similar number in the U.S., are affected by lipoatrophy and related conditions such as lipodystrophy. These patients have very limited treatment options and these conditions therefore represent a significant unmet medical need. BioTime’s plans to proceed with additional clinical trials are subject to obtaining required regulatory and institutional approvals.

Renevia™ is manufactured in the US in compliance with cGMP requirements and has been tested pursuant to ISO 10993 standards for implantable medical devices and shown to be biocompatible without adverse effects in animal studies.

About Renevia™

Renevia™ is a member of BioTime’s HyStem® family of hydrogels. These unique biomaterials are designed as matrices and scaffolds for tissue engineering and regenerative medicine applications. HyStem® hydrogels are distributed and sold worldwide by BioTime and its distributors for pre-clinical research. Clinical grade hydrogels are also available to support translational research and investigator initiated clinical studies. BioTime’s HyStem® technology is covered by two issued US patents with applications pending in the EU, Canada, Japan, and Australia.

About BioTime, Inc.

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem™ progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.
  ES Cell International Pte Ltd., a Singapore private limited company, develops hES products for research use.
  BioTime Asia, Limited, a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of blood and lymphatic vascular disorders, as well as products for research using iPS and other cell reprogramming technology.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological degenerative diseases. Its lead product is OpRegen® for the treatment of macular degeneration.
  LifeMap Sciences, Inc. markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database..
  Asterias Biotherapeutics, Inc. is a new subsidiary that recently acquired the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.

Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Lesley Stolz, PhD, 510-521-3390, ext 367
Executive Vice President, Corporate Development
lstolz@biotimemail.com
or
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com